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                                                                    Exhibit 10.1

PROMISSORY NOTE

Borrower:     Littlefield, Adams & Company (TIN: 22-1469846)
              6262 Executive Blvd.
              Huber Heights, OH 45424


Lender:   THE BANK OF FLOYD
          P.O. BOX 215
          101 JACKSONVILLE CIRCLE
          FLOYD, VA 24091

Principal Amount: $463,916.29         Initial Rate: 8.750%        Date of Note:
May 1, 1999

PROMISE TO PAY. Littlefield, Adams & Company ("Borrower") promises to pay to THE BANK OF FLOYD ("Lender"), or order, in lawful money of the United States of America, the principal amount of Four Hundred Sixty Three Thousand Nine Hundred Sixteen & 29/100 Dollars ($463,916.29), together with interest on the unpaid principal balance from May 1, 1999, Until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in 59 payments of $9,575.62 each payment and an irregular last payment estimated at $9,575.97. Borrower's first payment is due May 31, 1999, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on April 30, 2004, and will be for all principal, accrued interest, and all other applicable fees, costs and charges, if any, not yet paid. Payments include principal and interest. Interest on this Note is computed on a 365/365 simple interest basis; that is, by applying the ratio of the annual interest rate over the number of days in a year, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing- Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent index which is the WALL STREET JOURNAL PRIME RATE (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest fate change will not occur more often than each year on April 1. 2000. The Index currently Is 7.750% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.000 percentage point over the Index, resulting in an Initial rate of 8.750% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT; MINIMUM INTEREST CHARGE. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

LATE CHARGE. If a payment is 7 days or more late, Borrower will be charged 5.000% of the regularly scheduled payment


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05-01-99                           PROMISSORY NOTE                        Page 2
Loan No. 0106200000


DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term. obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished- (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws. (e) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (9) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, immediately due and payable, without notice, and then Borrower will pay that amount. Furthermore, subject to any limits under applicable law, upon default, Borrower also agrees to pay Lender's attorneys' fees, and all of Lender of her collection expenses, whether or not there is a lawsuit and including without limitation legal expenses for bankruptcy proceedings. This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Virginia. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either party against the other.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $20.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

COLLATERAL- This Note is secured by Financing Statements and Security Agreements dated 01/17/92 and 12/26/96 and amended May 1, 1999 and Financing Statement arid Security Agreement dated May 1, 1999 from Littlefield, Adams & Company to The Bank of Floyd.

SIGNATURES AND SEALS. In witness whereof, I have signed my name and affixed my seal.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:
Littlefield, Adams & Company
By:                                                 By:
/s/  Michael B. Balber, President and CEO           /s/  Warren L. Rawls, CFO,
                                                         Sec. & Treas.